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                  NOTICE OF GUARANTEED DELIVERY FOR SHARES OF
                       SERIES A 8% CUMULATIVE CONVERTIBLE
                          PREFERRED STOCK OF MESA INC.
                  SUBSCRIBED FOR UNDER THE BASIC SUBSCRIPTION
                       AND THE OVERSUBSCRIPTION PRIVILEGE

     As set forth in the Prospectus under "The Rights Offering -- Exercise of
Rights," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Mesa's Series A 8%
Cumulative Convertible Preferred Stock. Such form may be delivered by hand or sent by telex, facsimile transmission, overnight courier or mail to the Subscription Agent.

                           The Subscription Agent is:

                   AMERICAN STOCK TRANSFER AND TRUST COMPANY
                 Attention: Corporate Stock Transfer Department

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
            By Mail                     By Facsimile                      By Hand
  40 Wall Street, 46th Floor           (718) 234-5001           40 Wall Street, 46th Floor
      New York, NY 10005                                            New York, NY 10005

                            Confirm by telephone to:
                                 (718) 921-8200

                             By Overnight Courier:
                      Corporate Stock Transfer Department
                           40 Wall Street, 46th Floor
                               New York, NY 10005

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

     Prior to 5:00 p.m., New York City time, on the Expiration Date, the member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., or commercial bank or trust company which completes this form must communicate the guarantee, the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate(s) held by such exercising holder and the number of shares subscribed for (under both the Basic Subscription Privilege and the Oversubscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, together with payment in full for all subscribed shares, guaranteeing delivery of a properly completed and signed copy of the Subscription Certificate to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

                                   GUARANTEE

     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by the close of business on the third New York Stock Exchange trading day following the date hereof, of a properly completed and duly executed Subscription Certificate and evidencing the Rights being exercised as indicated herein.

Number of Rights to be delivered
                                 ------------------------

Method of delivery (circle one)  A. Through DTC*
                                 B. Direct to Subscription Agent
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
- ------------------------------------------------------       ------------------------------------------------------
      Number of Shares Subscribed for Pursuant to                  Number of Shares Subscribed for Pursuant to
             Basic Subscription Privilege                                  Oversubscription Privilege

- ------------------------------------------------------       ------------------------------------------------------
                     Name of Firm                                             Authorized Signature

- ------------------------------------------------------       ------------------------------------------------------
                        Address                                                       Title

                                                               Name
- ------------------------------------------------------              ----------------------------------------------
                       Zip Code                                              (Please Type or Print)

- ------------------------------------------------------       ------------------------------------------------------
                     Contact Name                                                 Phone Number
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* IF THE RIGHTS ARE DELIVERED THROUGH DTC, A REPRESENTATIVE OF AMERICAN STOCK
  TRANSFER AND TRUST COMPANY WILL PHONE YOU WITH A PROTECT IDENTIFICATION
  NUMBER, WHICH NEEDS TO BE RELATED BY YOU TO DTC.